Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Youdao, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary share, par value US$0.0001 per share(1)	Rule 457(c) and Rule 457(h)	5,668,625(3)	$5.8(3)	$32,878,025	$0.0001102	$3,623.16

Total Offering Amounts			5,668,625		$32,878,025		$3,623.16

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$3,623.16

(1)

The Class A ordinary shares of Youdao, Inc. (the “Registrant”) registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), with each ADS representing one Class A ordinary share, par value US$0.0001 per share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333-234194).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Share Incentive Plan (the “Plan”) of the Registrant. Any Class A ordinary share covered by an award granted under the Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

(3)

Represents Class A ordinary shares to be issued pursuant to the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$5.8 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on April 24, 2023.